UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Casper Street Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 27, 2023, MannKind Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Sagard Healthcare Funding Partners Borrower 2 SPE, LP (“Sagard”) for the sale to Sagard of a 1% royalty on global net sales of Tyvaso DPI® (treprostinil) inhalation powder (“Tyvaso DPI”) occurring on and after October 1, 2023 through December 31, 2042 under the Company’s License and Collaboration Agreement dated as of September 3, 2018, as amended (the “License Agreement”), with United Therapeutics Corporation. The Company will retain a 9% royalty on such sales.

In consideration for the sale, Sagard paid the Company $150 million, less certain legal expenses, and the Company is entitled to receive from Sagard a milestone payment as follows:

(i) $50 million in the event that trailing 12-month net sales of Tyvaso DPI equal or exceed $1.9 billion on or before December 31, 2026; or

(ii) if the foregoing milestone event does not occur, $45 million in the event that trailing 12-month net sales of Tyvaso DPI equal or exceed $2.3 billion on or before September 30, 2027.

In the event that the conditions for the milestone payment are not met, then the Company will not receive a milestone payment and Sagard will not be entitled to any portion of the royalties payable to MannKind for net sales of Tyvaso DPI in excess of $3.5 billion in any calendar year.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and Sagard, indemnification obligations of the parties and other obligations of the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1#	Purchase and Sale Agreement, dated December 27, 2023, by and between MannKind Corporation and Sagard Healthcare Funding Partners Borrower 2 SPE, LP

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

#	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MannKind Corporation

Date: January 2, 2024	By:	/s/ David Thomson, Ph.D., J.D.
	Name:	David Thomson, Ph.D., J.D.
	Title:	Executive Vice President, General Counsel and
Secretary